As filed with the Securities and Exchange Commission on May 25, 2007

Registration No. 333-137012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN PHYSICIANS SERVICE GROUP, INC.	AMERICAN PHYSICIANS INSURANCE COMPANY
(Exact Name of Co-registrant as Specified in Its Charter)	(Exact Name Of Co-registrant as Specified in Its Charter)

Texas	Texas
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

8741	6331
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

75-1458323	75-1517531
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746-6550 (512) 328-0888	1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746-6550 (800) 252-3628
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant’s Principal Executive Offices)

Copies to:
KENNETH S. SHIFRIN American Physicians Service Group, Inc. 1301 S. Capital of Texas Highway, Suite C-300 Austin, Texas 78746-6550 (512) 328-2892	NORRIS C. KNIGHT, JR., M.D. American Physicians Insurance Company 1002 Texas Boulevard, Suite 407 Texarkana, Texas 75501
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant’s Agent for Service)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant’s Agent for Service)

J. KENNETH MENGES, JR., P.C. Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 (214) 969-2800	CLARKE HEIDRICK Graves, Dougherty, Hearon & Moody, P.C. 401 Congress Avenue, Suite 2200 Austin, Texas 78701 Tel: (512) 480-5600 Fax: (512) 480-5836

Approximate date of commencement of proposed sale to public:  As soon as practicable after the registration statement becomes effective and the effective date of the proposed merger of APSG ACQCO, Inc., a wholly owned subsidiary of American Physicians Service Group, Inc., referred to as APSG, with and into American Physicians Insurance Company, referred to as APIC, as described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

RECENT EVENTS: DEREGISTRATION

This Post-Effective Amendment No. 2 amends the Registration Statement on Form S-4 (Registration No. 333-137012) (the “Registration Statement”) of American Physicians Service Group, Inc., a Texas corporation (“APSG”) and American Physicians Insurance Company, a Texas stock insurance company (“APIC” and, collectively, the “Registrants”), originally relating to the registration of securities issuable upon completion of the merger described in the Registration Statement to effect the acquisition of APIC by APSG. The Registration Statement was declared effective on February 1, 2007. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the end of the offering, the Registrants hereby remove from registration the remaining amount of securities previously registered under the Registration Statement which remain unsold as of the effective date of the acquisition of APIC by APSG.

SIGNATURES

Pursuant to the requirements of the Securities Act, APSG has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on this 25th day of May, 2007.

AMERICAN PHYSICIANS SERVICE GROUP, INC.

By:	/s/ Kenneth S. Shifrin
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

Signature	Title(s)	Date

/s/ Kenneth S. Shifrin Kenneth S. Shifrin	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer), APSG	May 25, 2007

/s/ W.H. Hayes W.H. Hayes	Senior Vice President – Finance, Secretary and Chief Financial Officer (Principal Financial Officer), APSG	May 25, 2007

/s/ Thomas R. Solimine Thomas R. Solimine	Controller (Principal Accounting Officer), APSG	May 25, 2007

/s/ Timothy L. LaFrey Timothy L. LaFrey	Director, President and Chief Operating Officer, APSG	May 25, 2007

/s/ Norris C. Knight, Jr., M.D. Norris C. Knight, Jr., M.D.	Director, APSG	May 25, 2007

/s/ Lew N. Little, Jr. Lew N. Little, Jr.	Director, APSG	May 25, 2007

/s/ Jackie Majors Jackie Majors	Director, APSG	May 25, 2007

/s/ William J. Peche, M.D. William J. Peche, M.D.	Director, APSG	May 25, 2007

/s/ William A. Searles William A. Searles	Director, APSG	May 25, 2007

/s/ Cheryl Williams Cheryl Williams	Director, APSG	May 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Act, APIC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on this 25th day of May, 2007.

AMERICAN PHYSICIANS INSURANCE COMPANY

By:	/s/ Norris C. Knight, Jr., M.D.
Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

Signature	Title(s)	Date

/s/ Timothy L. LaFrey Timothy L. LaFrey	Director, Chief Executive Officer (Principal Executive Officer), APIC	May 25, 2007

/s/ Marc J. Zimmermann Marc J. Zimmermann	Director, Senior Vice President, Secretary and Chief Financial Officer (Principal Financial Officer), APIC	May 25, 2007

/s/ Samuel R. Granett Samuel R. Granett	Director, APIC	May 25, 2007

/s/ Norris C. Knight, Jr., M.D. Norris C. Knight, Jr., M.D.	Director, APIC	May 25, 2007

/s/ Maury L. Magids Maury L. Magids	Director, President and Chief Operating Officer, APIC	May 25, 2007

/s/ William J. Peche William J. Peche, M.D.	Director, APIC	May 25, 2007

/s/ Lawrence S. Pierce, M.D. Lawrence S. Pierce, M.D.	Director, APIC	May 25, 2007

/s/ Kenneth S. Shifrin Kenneth S. Shifrin	Director, APIC	May 25, 2007

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